Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in this Registration Statement of Dick’s Sporting Goods, Inc. on Form S-3 of our reports dated March 10, 2004, appearing in the Annual Report on Form 10-K of Dick’s Sporting Goods, Inc. for the year ended January 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Pittsburgh, Pennsylvania

April 22, 2004